UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 30, 2010

GREEN PLANET GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33747 N. Scottsdale Rd., Suite 135, Scottsdale, AZ		85266
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 480-222-6222

Not Applicable
Former name or former address, if changed since last report

Copies to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)
On April 30, 2010 the Green Planet Group, Inc. (the “Company”) was notified that Ken R. Bennett has resigned as a director of the Company.  He informed the Company that due to his personal commitments, including his appointment as a public official, he can no longer devote the time and efforts necessary to his responsibilities as a director.  The Company greatly appreciates Mr. Bennett’s contributions and efforts.   Mr. Bennett does not serve on any committees of the Company’s board of directors.

There were no disagreements between Mr. Bennett and the Company. During the current year his compensation was $13,333 in the form of 333,334 shares of the Company’s restricted stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Resignation letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 6, 2010

GREEN PLANET GROUP, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President – Chief Executive Officer